Exhibit 16.1

October 1, 2009

Securities and Exchange Commission
100 F Street, N.E
Washington, DC 20549

Dear Sir

VOLCAN HOLDINGS INC

We have read Item 4.01 of Form 8-K dated October 1, 2009, of the above mentioned company and advise we are in agreement with the statements contained therein concerning our firm.

Yours faithfully

Stephen Rogers
Partner